Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street
Rockland, Ma. 02370

INDEPENDENT BANK CORP. REPORTS FIRST QUARTER NET INCOME OF $47.8 MILLION
Results reflect underlying strength of franchise

Rockland, Massachusetts (April 18, 2024) - Independent Bank Corp. (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company, today announced 2024 first quarter net income of $47.8 million, or $1.12 per diluted share, compared to 2023 fourth quarter net income of $54.8 million, or $1.26 per diluted share.

The Company generated a return on average assets of 1.00% and a return on average common equity of 6.63% for the first quarter of 2024, as compared to 1.13% and 7.51%, respectively, for the prior quarter.

"Our first quarter results reflect our steady commitment to focusing on our core fundamentals – disciplined growth, core funding prioritization, strong credit monitoring, and expense management. We remain confident that we are well-positioned to create long term value for our shareholders while successfully navigating through this challenging macro environment", said Jeffrey Tengel, the Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company.

BALANCE SHEET

Total assets of $19.3 billion at March 31, 2024 remained relatively consistent with the prior quarter level and decreased by $117.7 million, or 0.6%, as compared to March 31, 2023.

Total loans at March 31, 2024 of $14.3 billion increased by $52.5 million, or 0.4% (1.5% annualized), compared to the prior quarter level. This growth was primarily driven by the commercial real estate loan portfolio, which increased $67.3 million, or 0.8% (3.4% annualized) for the quarter, primarily reflecting transfers from the construction portfolio, modest new origination activity, and reduced levels of paydowns. The small business portfolio also continued its steady growth, rising by 3.9% during the first quarter of 2024, while the total consumer real estate portfolio remained generally in line with the prior quarter.

Deposit levels also resumed growth during the quarter, with balances of $15.0 billion at March 31, 2024, rising by $177.7 million, or 1.2%, from December 31, 2023. This increase was driven primarily by municipal deposit inflows and consumer demand for higher cost time deposits, partially offset by seasonal business deposit outflows. Though some level of product remixing persists, total noninterest bearing demand deposits comprised 29.7% of total deposits at March 31, 2024. Core deposits, inclusive of reciprocal deposits, represented 83.2% of total deposits at March 31, 2024, as compared to 84.6% at December 31, 2023. The total cost of deposits for the first quarter increased 17 basis points to 1.48% compared to the prior quarter, reflective of the competitive market environment and ongoing customer preference for higher yielding accounts.

In conjunction with deposit growth during the quarter, total borrowings declined by $193.0 million, or 15.8%, during the first quarter of 2024. The decrease was driven primarily by a reduction in Federal Home Loan

Bank borrowings of $143.0 million, or 12.9%. Additionally, the Company fully redeemed its outstanding subordinated debentures with an aggregate principal amount of $50.0 million.

The securities portfolio decreased by $85.1 million, or 2.9%, compared to December 31, 2023, driven primarily by paydowns, maturities, and unrealized losses of $4.0 million in the available for sale portfolio. Total securities represented 14.7% of total assets at March 31, 2024, as compared to 15.1% at December 31, 2023.

During the first quarter of 2024, the Company repurchased 532,266 shares of its common stock for $31.0 million at an average price per share of $58.22, marking the completion of its previously announced $100 million buyback program. Stockholders' equity at March 31, 2024 remained generally consistent when compared to December 31, 2023, as the impact of share repurchase activity and the common dividend declared during the first quarter was offset by strong earnings. The Company's ratio of common equity to assets of 14.92% at March 31, 2024 represented a decrease of 4 basis points from December 31, 2023 and an increase of 36 basis points from March 31, 2023. The Company's book value per share increased by $0.41, or 0.6%, to $67.94 at March 31, 2024 as compared to the prior quarter. The Company's tangible book value per share at March 31, 2024 rose by $0.21, or 0.5%, from the prior quarter to $44.34, and represented an increase of 7.3% from the year ago period. The Company's ratio of tangible common equity to tangible assets of 10.27% at March 31, 2024 represented a decrease of 4 basis points from the prior quarter and an increase of 38 basis points from the year ago period. Please refer to Appendix A for a detailed reconciliation of Non-GAAP balance sheet metrics.

NET INTEREST INCOME

Net interest income for the first quarter of 2024 decreased 5.3% to $137.4 million compared to $145.1 million for the prior quarter, as rising deposit costs continued to counter the benefit of repriced assets, resulting in a reduction in net interest margin of 15 basis points to 3.23% for the quarter.

NONINTEREST INCOME

Noninterest income of $29.9 million for the first quarter of 2024 represented a decrease of $2.1 million, or 6.6%, as compared to the prior quarter. Significant changes in noninterest income for the first quarter of 2024 compared to the prior quarter included the following:

•Investment management and advisory income increased by $123,000, or 1.3%, primarily driven by elevated asset-based revenue, which increased by $277,000, or 3.2%, offset by slightly lower commission and other revenue. Total assets under administration increased by $266.1 million, or 4.1%, to a record level of $6.8 billion at March 31, 2024.

•Mortgage banking income grew by $187,000, or 30.7%, driven primarily by a greater portion of new originations sold in the secondary market versus being retained in the Company's portfolio.

•Loan level derivative income decreased by $722,000, or 90.0% primarily due to lower demand.

•Other noninterest income decreased by $1.5 million, or 19.8%, driven primarily by volatility in non-core components, including lower unrealized gains on equity securities, while the prior quarter also included an outsized $1.0 million gain from the purchase of discounted tax credits.

NONINTEREST EXPENSE

Noninterest expense of $99.9 million for the first quarter of 2024 represented a decrease of $860,000, or 0.9%, as compared to the prior quarter. Significant changes in noninterest expense for the first quarter compared to the prior quarter included the following:

•Salaries and employee benefits increased by $786,000, or 1.4%, due primarily to seasonal increases in payroll taxes, partially offset by decreased commissions and equity compensation.

•Occupancy and equipment expenses increased by $413,000, or 3.2%, due mainly to seasonal increases in snow removal and utilities costs, partially offset by one-time lease termination costs recorded during the fourth quarter of 2023.

•FDIC assessment decreased $1.0 million, or 24.4%, from the prior quarter, driven primarily by the FDIC special assessment recognized by the Company.

•Other noninterest expense decreased by $1.2 million, or 4.6%, due primarily to decreases in consultant fees, advertising, and subscriptions, partially offset by increased card issuance costs.

The Company’s tax rate for the first quarter of 2024 increased to 23.56%, compared to 22.72% for the prior quarter, primarily due to changes in discrete items realized in both quarters.

ASSET QUALITY

The first quarter provision for credit losses was $5.0 million as compared to $5.5 million for the fourth quarter of 2023. Net charge-offs were minimal at $274,000 for the first quarter of 2024, or 0.01% of average loans annualized, versus $3.8 million, or 0.11% of average loans annualized, in the prior quarter, with the decline driven by negligible net charge-offs in the commercial real estate portfolio in the first quarter. Nonperforming loans increased slightly to $56.9 million, or 0.40% of total loans at March 31, 2024, as compared to $54.4 million, or 0.38% of total loans at December 31, 2023. Delinquencies as a percentage of total loans increased 8 basis points from the prior quarter to 0.52% at March 31, 2024.

The allowance for credit losses on total loans increased to $146.9 million at March 31, 2024 compared to $142.2 million at December 31, 2023, and represents 1.03% and 1.00% of total loans, at March 31, 2024 and December 31, 2023, respectively.

CONFERENCE CALL INFORMATION

Jeffrey Tengel, Chief Executive Officer, and Mark Ruggiero, Chief Financial Officer and Executive Vice President of Consumer Lending, will host a conference call to discuss first quarter earnings at 10:00 a.m. Eastern Time on Friday, April 19, 2024. Internet access to the call is available on the Company’s website at https://INDB.RocklandTrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Conference Number: 5035315 and will be available through April 26, 2024. Additionally, a webcast replay will be available on the Company's website until April 19, 2025.

ABOUT INDEPENDENT BANK CORP.

    Independent Bank Corp. (NASDAQ Global Select Market: INDB) is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. With retail branches in Eastern Massachusetts and Worcester County as well as commercial banking and investment management offices in Massachusetts and Rhode Island, Rockland Trust offers a wide range of banking, investment, and insurance services to individuals, families, and businesses. The Bank also offers a full suite of mobile, online, and telephone banking services. Rockland Trust is an FDIC member and an Equal Housing Lender.
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•adverse economic conditions in the regional and local economies within the New England region and the Company’s market area;
•events impacting the financial services industry, including high profile bank failures, and any resulting decreased confidence in banks among depositors, investors, and other counterparties, as well as competition for deposits, significant disruption, volatility and depressed valuations of equity and other securities of banks in the capital markets;
•the effects to the Company of an increasingly competitive labor market, including the possibility that the Company will have to devote significant resources to attract and retain qualified personnel;
•the instability or volatility in financial markets and unfavorable domestic or global general economic, political or business conditions, whether caused by geopolitical concerns, including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas and the possible expansion of such conflicts, changes in U.S. and international trade policies, or other factors, and the potential impact of such factors on the Company and its customers, including the potential for decreases in deposits and loan demand, unanticipated loan delinquencies, loss of collateral and decreased service revenues;
•unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on the Company’s local economies or the Company's business caused by adverse weather conditions and natural disasters, changes in climate, public health crises or other external events and any actions taken by governmental authorities in response to any such events;
•adverse changes or volatility in the local real estate market;
•changes in interest rates and any resulting impact on interest earning assets and/or interest bearing liabilities, the level of voluntary prepayments on loans and the receipt of payments on mortgage-backed securities, decreased loan demand or increased difficulty in the ability of borrowers to repay variable rate loans;
•acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;
•the effect of laws, regulations, new requirements or expectations, or additional regulatory oversight in the highly regulated financial services industry, including as a result of intensified regulatory scrutiny in the aftermath of certain bank failures in 2023 and the resulting need to invest in technology to meet heightened regulatory expectations, increased costs of compliance or required adjustments to strategy;
•changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;
•higher than expected tax expense, including as a result of failure to comply with general tax laws and changes in tax laws;
•increased competition in the Company’s market areas, including competition that could impact deposit gathering, retention of deposits and the cost of deposits, increased competition due to the demand for innovative products and service offerings, and competition from non-depository institutions which may be subject to fewer regulatory constraints and lower cost structures;
•a deterioration in the conditions of the securities markets;
•a deterioration of the credit rating for U.S. long-term sovereign debt or uncertainties surrounding the federal budget;
•inability to adapt to changes in information technology, including changes to industry accepted delivery models driven by a migration to the internet as a means of service delivery, including any inability to effectively implement new technology-driven products, such as artificial intelligence;
•electronic or other fraudulent activity within the financial services industry, especially in the commercial banking sector;
•adverse changes in consumer spending and savings habits;
•the effect of laws and regulations regarding the financial services industry, including the need to invest in technology to meet heightened regulatory expectations or introduction of new requirements or expectations resulting in increased costs of compliance or required adjustments to strategy;
•changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business and the associated costs of such changes;
•the Company's potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions;
•changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;

•operational risks related to cyber threats, attacks, intrusions, and fraud which could lead to interruptions or disruptions of the Company's operating systems, including systems that are customer facing, and adversely impact the Company's business; and
•any unexpected material adverse changes in the Company's operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q ("Risk Factors"). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

    This press release and the appendices attached to it contain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). This information may include operating net income and operating earnings per share ("EPS"), operating return on average assets, operating return on average common equity, operating return on average tangible common equity, core net interest margin ("core margin"), tangible book value per share and the tangible common equity ratio.

Operating net income, operating EPS, operating return on average assets and operating return on average common equity, exclude items that management believes are unrelated to the Company's core banking business such as merger and acquisition expenses, and other items, if applicable. Management uses operating net income and related ratios and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such items. Management reviews its core margin to determine any items that may impact the net interest margin that may be one-time in nature or not reflective of its core operating environment, such as significant purchase accounting adjustments or other adjustments such as nonaccrual interest reversals/recoveries and prepayment penalties. Management believes that adjusting for these items to arrive at a core margin provides additional insight into the operating environment and how management decisions impact the net interest margin.

    Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing stockholders' equity less goodwill and identifiable intangible assets, or "tangible common equity", by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by "tangible assets", defined as total assets less goodwill and other intangibles), and return on average tangible common equity (which is computed by dividing net income by average tangible common equity). The Company has included information on tangible book value per share, the tangible common equity ratio and return on average tangible common equity because management believes that investors may find it useful to have access to the same analytical tools used by management.  As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles.  Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

    These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating net income, operating EPS, operating return on average assets, operating return on average common equity, core margin, tangible book value per share and the tangible common equity ratio, are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Jeffrey Tengel
President and Chief Executive Officer
(781) 982-6144

Mark J. Ruggiero
Chief Financial Officer and
Executive Vice President of Consumer Lending
(781) 982-6281

Category: Earnings Releases

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited, dollars in thousands)				% Change	% Change
	March 31 2024	December 31 2023	March 31 2023	Mar 2024 vs.	Mar 2024 vs.
				Dec 2023	Mar 2023
Assets
Cash and due from banks	$165,331	$178,861	$179,923	(7.56)%	(8.11)%
Interest-earning deposits with banks	55,985	45,469	322,621	23.13%	(82.65)%
Securities
Trading	4,759	4,987	4,469	(4.57)%	6.49%
Equities	22,858	22,510	21,503	1.55%	6.30%
Available for sale	1,272,831	1,334,256	1,405,602	(4.60)%	(9.45)%
Held to maturity	1,545,267	1,569,107	1,678,376	(1.52)%	(7.93)%
Total securities	2,845,715	2,930,860	3,109,950	(2.91)%	(8.50)%
Loans held for sale	11,340	6,368	1,130	78.08%	903.54%
Loans
Commercial and industrial	1,580,041	1,579,986	1,649,882	—%	(4.23)%
Commercial real estate	8,108,836	8,041,508	7,820,094	0.84%	3.69%
Commercial construction	828,900	849,586	1,046,310	(2.43)%	(20.78)%
Small business	261,690	251,956	225,866	3.86%	15.86%
Total commercial	10,779,467	10,723,036	10,742,152	0.53%	0.35%
Residential real estate	2,420,705	2,424,754	2,095,644	(0.17)%	15.51%
Home equity - first position	507,356	518,706	556,534	(2.19)%	(8.84)%
Home equity - subordinate positions	593,230	578,920	534,221	2.47%	11.05%
Total consumer real estate	3,521,291	3,522,380	3,186,399	(0.03)%	10.51%
Other consumer	29,836	32,654	19,401	(8.63)%	53.79%
Total loans	14,330,594	14,278,070	13,947,952	0.37%	2.74%
Less: allowance for credit losses	(146,948)	(142,222)	(159,131)	3.32%	(7.66)%
Net loans	14,183,646	14,135,848	13,788,821	0.34%	2.86%
Federal Home Loan Bank stock	46,304	43,557	40,303	6.31%	14.89%
Bank premises and equipment, net	192,563	193,049	195,921	(0.25)%	(1.71)%
Goodwill	985,072	985,072	985,072	—%	—%
Other intangible assets	16,626	18,190	23,253	(8.60)%	(28.50)%
Cash surrender value of life insurance policies	298,352	297,387	295,268	0.32%	1.04%
Other assets	523,679	512,712	500,140	2.14%	4.71%
Total assets	$19,324,613	$19,347,373	$19,442,402	(0.12)%	(0.61)%
Liabilities and Stockholders' Equity
Deposits
Noninterest-bearing demand deposits	$4,469,820	$4,567,083	$5,083,678	(2.13)%	(12.08)%
Savings and interest checking	5,196,195	5,298,913	5,638,781	(1.94)%	(7.85)%
Money market	2,944,221	2,818,072	3,094,362	4.48%	(4.85)%
Time certificates of deposit	2,432,985	2,181,479	1,455,351	11.53%	67.18%
Total deposits	15,043,221	14,865,547	15,272,172	1.20%	(1.50)%
Borrowings
Federal Home Loan Bank borrowings	962,535	1,105,541	879,628	(12.94)%	9.43%
Junior subordinated debentures, net	62,858	62,858	62,856	—%	—%
Subordinated debentures, net	—	49,980	49,909	(100.00)%	(100.00)%
Total borrowings	1,025,393	1,218,379	992,393	(15.84)%	3.33%
Total deposits and borrowings	16,068,614	16,083,926	16,264,565	(0.10)%	(1.20)%
Other liabilities	371,791	368,196	346,928	0.98%	7.17%
Total liabilities	16,440,405	16,452,122	16,611,493	(0.07)%	(1.03)%
Stockholders' equity
Common stock	422	427	439	(1.17)%	(3.87)%
Additional paid in capital	1,902,063	1,932,163	1,995,077	(1.56)%	(4.66)%

Retained earnings	1,101,061	1,077,488	971,338	2.19%	13.36%
Accumulated other comprehensive loss, net of tax	(119,338)	(114,827)	(135,945)	3.93%	(12.22)%
Total stockholders' equity	2,884,208	2,895,251	2,830,909	(0.38)%	1.88%
Total liabilities and stockholders' equity	$19,324,613	$19,347,373	$19,442,402	(0.12)%	(0.61)%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Three Months Ended
				% Change	% Change
	March 31 2024	December 31 2023	March 31 2023	Mar 2024 vs.	Mar 2024 vs.
				Dec 2023	Mar 2023
Interest income
Interest on federal funds sold and short-term investments	$483	$304	$665	58.88%	(27.37)%
Interest and dividends on securities	14,232	14,631	15,310	(2.73)%	(7.04)%
Interest and fees on loans	193,226	192,178	170,926	0.55%	13.05%
Interest on loans held for sale	104	57	34	82.46%	205.88%
Total interest income	208,045	207,170	186,935	0.42%	11.29%
Interest expense
Interest on deposits	54,320	49,456	22,675	9.84%	139.56%
Interest on borrowings	16,286	12,618	5,262	29.07%	209.50%
Total interest expense	70,606	62,074	27,937	13.74%	152.73%
Net interest income	137,439	145,096	158,998	(5.28)%	(13.56)%
Provision for credit losses	5,000	5,500	7,250	(9.09)%	(31.03)%
Net interest income after provision for credit losses	132,439	139,596	151,748	(5.13)%	(12.72)%
Noninterest income
Deposit account fees	6,228	6,126	5,916	1.67%	5.27%
Interchange and ATM fees	4,452	4,638	4,184	(4.01)%	6.41%
Investment management and advisory	9,941	9,818	9,779	1.25%	1.66%
Mortgage banking income	796	609	308	30.71%	158.44%
Increase in cash surrender value of life insurance policies	1,928	2,091	1,854	(7.80)%	3.99%
Gain on life insurance benefits	263	180	11	46.11%	2,290.91%
Loan level derivative income	80	802	408	(90.02)%	(80.39)%
Other noninterest income	6,255	7,803	5,782	(19.84)%	8.18%
Total noninterest income	29,943	32,067	28,242	(6.62)%	6.02%
Noninterest expenses
Salaries and employee benefits	57,174	56,388	56,975	1.39%	0.35%
Occupancy and equipment expenses	13,467	13,054	12,822	3.16%	5.03%
Data processing and facilities management	2,483	2,423	2,527	2.48%	(1.74)%
FDIC assessment	2,982	3,942	2,610	(24.35)%	14.25%
Other noninterest expenses	23,781	24,940	23,727	(4.65)%	0.23%
Total noninterest expenses	99,887	100,747	98,661	(0.85)%	1.24%
Income before income taxes	62,495	70,916	81,329	(11.87)%	(23.16)%
Provision for income taxes	14,725	16,113	20,082	(8.61)%	(26.68)%
Net Income	$47,770	$54,803	$61,247	(12.83)%	(22.00)%

Weighted average common shares (basic)	42,553,714	43,474,734	45,004,100
Common share equivalents	12,876	9,474	19,564
Weighted average common shares (diluted)	42,566,590	43,484,208	45,023,664

Basic earnings per share	$1.12	$1.26	$1.36	(11.11)%	(17.65)%
Diluted earnings per share	$1.12	$1.26	$1.36	(11.11)%	(17.65)%

(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.23%	3.38%	3.79%
Return on average assets (calculated by dividing net income by average assets) (GAAP)	1.00%	1.13%	1.30%
Return on average common equity (calculated by dividing net income by average common equity) (GAAP)	6.63%	7.51%	8.63%
Return on average tangible common equity (Non-GAAP) (calculated by dividing net income by average tangible common equity)	10.15%	11.50%	13.30%
Noninterest income as a % of total revenue (calculated by dividing total noninterest income by net interest income plus total noninterest income)	17.89%	18.10%	15.08%
Efficiency ratio (calculated by dividing total noninterest expense by total revenue)	59.68%	56.87%	52.69%

ASSET QUALITY
(Unaudited, dollars in thousands)	Nonperforming Assets At
	March 31 2024	December 31 2023	March 31 2023
Nonperforming loans
Commercial & industrial loans	$17,640	$20,188	$26,343
Commercial real estate loans	24,213	22,952	18,038
Small business loans	316	398	242
Residential real estate loans	9,947	7,634	8,178
Home equity	4,805	3,171	3,305
Other consumer	20	40	129
Total nonperforming loans	56,941	54,383	56,235
Other real estate owned	110	110	—
Total nonperforming assets	$57,051	$54,493	$56,235

Nonperforming loans/gross loans	0.40%	0.38%	0.40%
Nonperforming assets/total assets	0.30%	0.28%	0.29%
Allowance for credit losses/nonperforming loans	258.07%	261.52%	282.98%
Allowance for credit losses/total loans	1.03%	1.00%	1.14%
Delinquent loans/total loans	0.52%	0.44%	0.27%

	Nonperforming Assets Reconciliation for the Three Months Ended
	March 31 2024	December 31 2023	March 31 2023

Nonperforming assets beginning balance	$54,493	$39,281	$54,881
New to nonperforming	19,258	31,823	5,416
Loans charged-off	(881)	(4,182)	(815)
Loans paid-off	(6,982)	(10,905)	(1,915)
Loans restored to performing status	(8,855)	(1,534)	(1,352)
Other	18	10	20
Nonperforming assets ending balance	$57,051	$54,493	$56,235

	Net Charge-Offs (Recoveries)
	Three Months Ended
	March 31 2024	December 31 2023	March 31 2023
Net charge-offs (recoveries)
Commercial and industrial loans	$(85)	$80	$276
Commercial real estate loans	—	2,783	—
Small business loans	70	267	(3)
Home equity	(133)	23	(16)
Other consumer	422	694	281
Total net charge-offs (recoveries)	$274	$3,847	$538

Net charge-offs (recoveries) to average loans (annualized)	0.01%	0.11%	0.02%

BALANCE SHEET AND CAPITAL RATIOS
	March 31 2024	December 31 2023	March 31 2023
Gross loans/total deposits	95.26%	96.05%	91.33%
Common equity tier 1 capital ratio (1)	14.16%	14.19%	13.83%
Tier 1 leverage capital ratio (1)	10.95%	10.97%	10.78%
Common equity to assets ratio GAAP	14.92%	14.96%	14.56%
Tangible common equity to tangible assets ratio (2)	10.27%	10.31%	9.89%
Book value per share GAAP	$67.94	$67.53	$64.17
Tangible book value per share (2)	$44.34	$44.13	$41.31
(1) Estimated number for March 31, 2024.
(2) See Appendix A for detailed reconciliation from GAAP to Non-GAAP ratios.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited, dollars in thousands)	Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$50,583	$483	3.84%	$42,391	$304	2.85%	$73,608	$665	3.66%
Securities
Securities - trading	4,779	—	—%	4,509	—	—%	4,095	—	—%
Securities - taxable investments	2,867,460	14,231	2.00%	2,923,983	14,629	1.98%	3,117,024	15,309	1.99%
Securities - nontaxable investments (1)	190	2	4.23%	186	2	4.27%	193	2	4.20%
Total securities	$2,872,429	$14,233	1.99%	$2,928,678	$14,631	1.98%	$3,121,312	$15,311	1.99%
Loans held for sale	7,095	104	5.90%	3,614	57	6.26%	2,474	34	5.57%
Loans
Commercial and industrial (1)	1,559,978	27,629	7.12%	1,600,886	28,990	7.18%	1,618,330	26,572	6.66%
Commercial real estate (1)	8,110,813	102,054	5.06%	7,956,103	100,331	5.00%	7,773,007	89,581	4.67%
Commercial construction	842,480	15,421	7.36%	895,313	15,932	7.06%	1,134,469	16,467	5.89%
Small business	257,022	4,160	6.51%	246,411	3,956	6.37%	222,543	3,219	5.87%
Total commercial	10,770,293	149,264	5.57%	10,698,713	149,209	5.53%	10,748,349	135,839	5.13%
Residential real estate	2,418,617	26,083	4.34%	2,380,706	24,712	4.12%	2,056,524	19,358	3.82%
Home equity	1,094,856	18,444	6.78%	1,097,233	18,747	6.78%	1,089,056	16,244	6.05%
Total consumer real estate	3,513,473	44,527	5.10%	3,477,939	43,459	4.96%	3,145,580	35,602	4.59%
Other consumer	30,669	609	7.99%	32,141	667	8.23%	32,767	577	7.14%
Total loans	$14,314,435	$194,400	5.46%	$14,208,793	$193,335	5.40%	$13,926,696	$172,018	5.01%
Total interest-earning assets	$17,244,542	$209,220	4.88%	$17,183,476	$208,327	4.81%	$17,124,090	$188,028	4.45%
Cash and due from banks	177,506			178,100			181,402
Federal Home Loan Bank stock	47,203			37,054			14,714
Other assets	1,809,640			1,883,317			1,844,556
Total assets	$19,278,891			$19,281,947			$19,164,762
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$5,165,866	$14,856	1.16%	$5,323,667	$14,315	1.07%	$5,745,357	$7,473	0.53%
Money market	2,844,014	15,991	2.26%	2,851,343	15,197	2.11%	3,243,322	10,393	1.30%
Time deposits	2,297,219	23,473	4.11%	2,103,666	19,944	3.76%	1,293,987	4,809	1.51%
Total interest-bearing deposits	$10,307,099	$54,320	2.12%	$10,278,676	$49,456	1.91%	$10,282,666	$22,675	0.89%
Borrowings
Federal Home Loan Bank borrowings	1,185,296	14,631	4.96%	884,441	10,836	4.86%	298,413	3,644	4.95%
Junior subordinated debentures	62,858	1,147	7.34%	62,857	1,164	7.35%	62,856	1,001	6.46%
Subordinated debentures	40,651	508	5.03%	49,968	618	4.91%	49,897	617	5.01%
Total borrowings	$1,288,805	$16,286	5.08%	$997,266	$12,618	5.02%	$411,166	$5,262	5.19%
Total interest-bearing liabilities	$11,595,904	$70,606	2.45%	$11,275,942	$62,074	2.18%	$10,693,832	$27,937	1.06%
Noninterest-bearing demand deposits	4,439,107			4,704,888			5,219,531
Other liabilities	347,573			406,029			374,195
Total liabilities	$16,382,584			$16,386,859			$16,287,558
Stockholders' equity	2,896,307			2,895,088			2,877,204

Total liabilities and stockholders' equity	$19,278,891			$19,281,947			$19,164,762

Net interest income		$138,614			$146,253			$160,091

Interest rate spread (2)			2.43%			2.63%			3.39%

Net interest margin (3)			3.23%			3.38%			3.79%

Supplemental Information
Total deposits, including demand deposits	$14,746,206	$54,320		$14,983,564	$49,456		$15,502,197	$22,675
Cost of total deposits			1.48%			1.31%			0.59%
Total funding liabilities, including demand deposits	$16,035,011	$70,606		$15,980,830	$62,074		$15,913,363	$27,937
Cost of total funding liabilities			1.77%			1.54%			0.71%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis was $1.2 million for both the three months ended March 31, 2024 and December 31, 2023, and $1.1 million for the three months ended and March 31, 2023, determined by applying the Company's marginal tax rates in effect during each respective quarter.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

APPENDIX A: NON-GAAP Reconciliation of Balance Sheet Metrics

(Unaudited, dollars in thousands, except per share data)

    The following table summarizes the calculation of the Company's tangible common equity to tangible assets ratio and tangible book value per share, at the dates indicated:

	March 31 2024	December 31 2023	March 31 2023
Tangible common equity	(Dollars in thousands, except per share data)
Stockholders' equity (GAAP)	$2,884,208	$2,895,251	$2,830,909	(a)
Less: Goodwill and other intangibles	1,001,698	1,003,262	1,008,325
Tangible common equity (Non-GAAP)	$1,882,510	$1,891,989	$1,822,584	(b)
Tangible assets
Assets (GAAP)	$19,324,613	$19,347,373	$19,442,402	(c)
Less: Goodwill and other intangibles	1,001,698	1,003,262	1,008,325
Tangible assets (Non-GAAP)	$18,322,915	$18,344,111	$18,434,077	(d)

Common Shares	42,452,457	42,873,187	44,114,827	(e)

Common equity to assets ratio (GAAP)	14.92%	14.96%	14.56%	(a/c)
Tangible common equity to tangible assets ratio (Non-GAAP)	10.27%	10.31%	9.89%	(b/d)
Book value per share (GAAP)	$67.94	$67.53	$64.17	(a/e)
Tangible book value per share (Non-GAAP)	$44.34	$44.13	$41.31	(b/e)

APPENDIX B: Non-GAAP Reconciliation of Earnings Metrics

(Unaudited, dollars in thousands)

    The following table summarizes the calculation of the Company's return on average tangible common equity for the periods indicated:

	Three Months Ended
	March 31 2024	December 31 2023	March 31 2023
Net income (GAAP)	$47,770	$54,803	$61,247

Average common equity (GAAP)	$2,896,307	$2,895,088	$2,877,204
Less: Average goodwill and other intangibles	1,002,506	1,004,081	1,009,340
Tangible average tangible common equity (Non-GAAP)	$1,893,801	$1,891,007	$1,867,864

Return on average tangible common equity (Non-GAAP) (calculated by dividing annualized net income by average tangible common equity)	10.15%	11.50%	13.30%

APPENDIX C: Net Interest Margin Analysis & Non-GAAP Reconciliation of Core Margin

	Three Months Ended
	March 31, 2024			December 31, 2023
	Volume	Interest	Margin Impact	Volume	Interest	Margin Impact
	(Dollars in thousands)
Reported total interest earning assets	$17,244,542	$138,614	3.23%	$17,183,476	$146,253	3.38%
Acquisition fair value marks:
Loan accretion		(109)			(1,156)
CD amortization		9			11
		(100)	—%		(1,145)	(0.03)%

Nonaccrual interest, net		(341)	(0.01)%		549	0.01%

Other noncore adjustments	(4,460)	(582)	(0.01)%	(4,913)	(574)	(0.01)%

Core margin (Non-GAAP)	$17,240,082	$137,591	3.21%	$17,178,563	$145,083	3.35%